Exhibit 99.1

Momentus Announces $2.75 Million Private Placement

SAN JOSE, Calif., September 16, 2024--Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation, and other in-space infrastructure services, today announced that it has entered into a securities purchase agreement with a single U.S. institutional investor for the purchase and sale of 5,000,000 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $0.55 per share pursuant to a private placement offering, resulting in total gross proceeds of approximately $2.75 million, before deducting placement agent commissions and other estimated offering expenses. The Company further agreed to issue to the investor Class A Common Warrants  to purchase up to an aggregate of 10,000,000 shares of common stock and Class B Common Warrants to purchase up to an aggregate of 5,000,000 shares of common stock, together the Common Warrants. The Class A Common Warrants will have an exercise price of $0.575, will be exercisable at any time on or after the date that is six months after the original issuance date and will expire on the five year and six-month anniversary of the original issuance date. The Class B Common Warrants will have an exercise price of $0.575, will be exercisable at any time on or after the date that is six months after the original issuance date and will expire on the 18-month anniversary of the original issuance date.

The closing of the offering is expected to occur on or about September 17, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds from the offering are expected to be approximately $2.75 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include payment to the Company’s independent accounting firm, Frank, Rimerman + Co. LLP, payment to its tax advisors, repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs, but shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, or (b) in violation of FCPA or OFAC regulations.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The offer and sale of the foregoing securities is being made in a transaction not involving a public offering, and the securities have not been and will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement entered into with the investor, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the securities to be issued to the institutional investor no later than 28 calendar days after the date of the registration rights agreement and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practicable thereafter, and in any event no later than 45 days after the date of the registration rights agreement (or within 60 calendar days following the date of the registration rights agreement in the event of a “limited review” by the SEC of the registration statement or within 90 calendar days following the date of the registration rights agreement in the event of a “full review” by the SEC of the registration statement).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Momentus

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services including in-space transportation, hosted payloads, and other in-orbit services.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected closing of the offering, the intended use of proceeds and fulfillment of customary closing conditions. Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on June 6, 2024, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Momentus Contacts
Investors:
investors@momentus.space

Media:
press@momentus.space